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                                                                    EXHIBIT 23.1




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


The Administrative Committee
SPSS Inc. Employee Stock Purchase Plan:


We consent to the incorporation by reference in the registration statements (Nos. 333-41207, 333-21025, 333-10423 and 333-30460) on Form S-3, the
registration statements (Nos. 33-73120, 33-73130, 33-74402, 33-80799, 333-63167,
and 333-25869) on Form S-8, and the registration statement (No. 333-15427) on Form S-4 of SPSS Inc. of our report dated February 28, 2000, relating to the statements of net assets available for plan benefits of the SPSS Inc. Employee Stock Purchase Plan as of December 31, 1998 and 1999, and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 11-K of the SPSS Inc. Employee Stock Purchase Plan.


                                                              /s/KPMG LLP



Chicago, Illinois
March 30, 2000